Exhibit 10.22.4

LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT AMENDMENT NO.3

Amendment Agreement No. 3 (the “Amendment”), dated as of January 1, 2003 to the Letter of Credit and Reimbursement Agreement, dated as of April 17, 2002 (the “Agreement”), among Arch Reinsurance Ltd. as Obligor, Arch Reinsurance Company as Obligor, Alternative Re Limited as Obligor, Arch Insurance Company (formerly known as First American Insurance Company) as Obligor and Fleet National Bank, as Lender, as amended from time to time.  Unless otherwise indicated, all capitalized terms used herein shall have the meanings set forth in the Agreement.

WHEREAS, subject to the terms of the Agreement, the Lender agrees to issue irrevocable Letters of Credit on behalf of the Obligors; and

WHEREAS, the parties desire to increase the aggregate face amount of Five-Year Letters of Credit issued at any one time; and

NOW, THEREFORE, the parties hereby agree as follows:

1.             Section 2.1 (a) of the Agreement is deleted in its entirety and the following is substituted therefore:

“On the terms and subject to the further conditions hereinafter set forth and upon satisfaction of the conditions set forth in Article III, the Lender hereby agrees to issue on and after the Closing Date Letters of Credit, each dated the date of its issuance, substantially in the form of Exhibit A hereto and in the aggregate issued at any one time in a face amount not to exceed $200,000,000 (provided that the face amount of any Five-Year Letters of Credit issued at any one time in the aggregate shall not exceed $110,000,000) and so long as (after giving effect to the issuance of the requested Letter of Credit) the Adjusted Collateral Value for any Obligor is not less than the sum of all amounts then outstanding with respect to the Letter of Credit Obligations and Reimbursement Obligations for such Obligor, as more specifically set forth below in Section 2.1(b).  Each such Letter of Credit shall be irrevocable and, unless its terms provide otherwise, shall expire on the Expiry Date.  Each such Letter of Credit shall contain language substantially as follows:  “This Letter of Credit shall be deemed automatically extended without amendment for one year from the expiration date or any future expiration date, unless thirty (30) days prior to any expiration date, we notify you by registered mail that this Letter of Credit will not be renewed for any such additional period.”  So long as any Letter of Credit (including any Five-Year Letter of Credit) is outstanding and has not expired, this Agreement shall continue to be in full force and effect.”

2.             This Amendment shall be governed by the laws of the State of Connecticut without giving effect to principles of conflict of laws, and may be signed in counterparts, each of which shall be regarded as the original and all of which shall constitute one and same agreement.

3.             This Agreement contains all of the terms agreed upon by the parties with respect to the subject matter hereof.  This Agreement may be amended or the provisions thereof waived only by a written instrument signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

4.             All other terms and provisions of the Agreement shall remain in full force and effect, except as expressly modified herein.

5.             This Agreement and any instrument delivered in connection herewith may be executed in any number of counterparts with the same effect as if the signatures on all counterparts are upon the same instrument.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their respective officers, as an instrument under seal, as of the date first above written.

ARCH REINSURANCE LTD.

By:	/s/ Dwight Evans
Name: Dwight Evans
Title: President

By:	/s/ Marc Grandisson
Name: Marc Grandisson
Title: SVP

ARCH REINSURANCE COMPANY

By:	/s/ John F. Rathgeber
Name: John F. Rathgeber
Title: Managing Director and Chief Operating Officer

ARCH INSURANCE COMPANY

By:	/s/ John M. Tetro
Name: John M. Tetro
Title: CFO

FLEET NATIONAL BANK

By:	/s/ Lawrence Davis
Name: Lawrence Davis
Title: Portfolio Manager

ALTERNATIVE RE LIMITED

By:	/s/ Graham B. R. Collis
Name: Graham B. R. Collis
Title: Director